UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Mistras Group, Inc. (the “Company,” “we,” “our,” or “us”) has determined to delay the filing of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (the “Form 10-Q”) in reliance on the March 25, 2020 order (the “Order”) issued by the U.S. Securities and Exchange Commission (the “SEC”) in SEC Release No. 34-88465, which, subject to certain conditions, provides the Company with an additional 45 days to file the Form 10-Q. The Order was issued pursuant to the SEC’s authority under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”), granting conditional relief to public companies that are unable to timely comply with their filing obligations due to circumstances related to the COVID-19 pandemic. The original due date for filing our Form 10-Q is May 11, 2020. The Company currently expects to file the Form 10-Q by May 22, 2020, but in any event, no later than June 25, 2020, in compliance with the provisions of the Order.

The Company requires additional time to finalize the Form 10-Q because it has experienced disruptions to its business and operations as a result of the COVID-19 pandemic. For example, the Company’s headquarters is located in New Jersey, which is still under a stay-at-home order and, accordingly, all its finance and accounting personnel are working remotely. As a result, the Company is experiencing disruptions in its normal processes and interactions with its accounting personnel and advisors who are integral for the preparation of the Form 10-Q.

The impact of the COVID-19 pandemic has also necessitated additional analysis in connection with the preparation and review of the Form 10-Q. This additional work and analysis included reviewing financial and liquidity projections for future periods, which have been impacted by the COVID-19 pandemic and an assessment of these projections on goodwill and tangible and intangible assets, including right of use assets, and whether the Company has an impairment of these assets. The Company will have material impairment charges for the quarter ended March 31, 2020.

In addition, the Company expects that the economic disruption being caused by the COVID-19 pandemic will likely cause our results in upcoming quarters to be less than are required to meet the financial covenants currently in our credit agreement with our banks. As a result, some of the Company’s management who otherwise would be involved in the preparation of the Form 10-Q have been diverted as they focus significant time and effort on obtaining an amendment of the credit agreement. While the Company has an agreement in principle with the lead agent bank under the credit agreement and believes a mutually satisfactory amendment will be agreed upon and entered into with all the required lenders, no assurance can be given that such an amendment will be obtained. The Company had $250.4 million outstanding as of March 31, 2020 under the credit agreement.

Therefore, the Company is relying on the Order to delay the filing of the Form 10-Q to provide its personnel with additional time to develop and process the financial information as well as prepare additional required disclosures related to and arising as a result of the COVID-19 pandemic.

Risk Factor

We are supplementing the risk factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 27, 2020 (”2019 Annual Report”), in compliance with the Order, with the following risk factors, which should be read in conjunction with the other risk factors presented in the 2019 Annual Report.

The COVID-19 pandemic has adversely affected and in the future periods is expected to continue to adversely affect our business and operations.

The COVID-19 pandemic is adversely affecting, and is expected to continue to adversely affect, our business and operations and the business and operations of our customers. We have experienced and expect to continue to experience, unpredictable reductions in demand for our services and products. In response to the COVID-19 pandemic, companies within the oil and gas and aerospace industries (including our customers) have announced spending cuts and/or slowdowns (or temporary cessation) in production which, in turn, may result in decreases in awards of new contracts or adjustments, reductions, suspensions or cancellations of existing contracts. In addition, as a result of the COVID-19 pandemic, some of our customers have been and could continue to be negatively impacted as a result of disruption in demand, which has led to delays and could lead to defaults on collections of receivables from them. Such continued delays could negatively impact our business, results of operations and financial condition.

The continued spread of COVID-19 may result in a decrease in business and/or cause our customers to be unable to meet existing payment or other obligations to us, particularly in the event of a spread of COVID-19 in our market areas. The continued spread of COVID-19 could also negatively impact the availability of our key personnel necessary to conduct our business. In addition, any significant disruption of global financial markets, reducing our ability to access capital, could negatively affect our liquidity. Because the severity, magnitude and duration of the COVID-19 pandemic and its economic consequences are uncertain, rapidly changing and difficult to predict, the impact on our business, financial condition and results of operations remains uncertain and difficult to predict. While we expect the COVID-19 pandemic to have an adverse effect on our business, financial condition, liquidity, cash flow and results of operations, we are unable to predict the extent, nature or duration of these impacts at this time, although we expect such negative impacts for the remainder of the fiscal year and perhaps longer.

The economic disruption caused by the COVID-19 pandemic are likely to result in the Company not meeting the financial covenants currently in its credit agreement with its banks.

The Company expects that the economic disruption being caused by the COVID-19 pandemic will likely cause our results in upcoming quarters to be less than are required to meet the financial covenants currently in our credit agreement with our banks. If we are not able to meet the financial covenants in our credit agreement in future quarters, we will be in default, which would give the lenders the right to terminate the agreement, not allow us to borrow on our line of credit, call all of our loans to be due and payable, and exercise any other remedies available to the lenders. We have reached an agreement in principle with the lead agent bank under our credit agreement and believe a mutually satisfactory amendment will be agreed upon and entered into with all the required lenders that will significantly reduce the possibility of a default for failure to meet the financial covenants in the future. However, no assurance can be given that this will occur. Even if we do obtain an amendment, we will still face risks and uncertainties for complying with revised financial covenants because of significant uncertainties posed by the COVID-19 pandemic. If we do default on our credit agreement and the lenders elect to not grant us a waiver or amendment and/or to commence exercising their remedies and we are unable to obtain other funding sources, our operations will be materially impaired and we may not be able to continue operating as a going concern. If we do obtain alternate funding sources, this alternate financing could be on substantially different and adverse terms than our existing credit agreement, materially impacting our operations and profitability, and otherwise could significantly dilute our existing shareholders and have other materially adverse effects on us and our shareholders.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact, including our ability to obtain an amendment of our credit agreement. These forward-looking statements are based on our current expectations and projections about future events, and they are subject to risks and uncertainties, known and unknown, that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “goals,” or “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “should,” “would,” “predicts,” “appears,” “projects,” or the negative of such terms or other similar expressions. At the time of this report, the COVID-19 pandemic is continuing to have a negative impact on us and our key markets and is causing significant economic disruption worldwide. Our discussion above is qualified by the unknown impact that the COVID-19 pandemic will continue to have on our business and the economy in general, including the duration of the health risk the COVID-19 will cause and the resulting economic disruption. You are urged not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, various risks, uncertainties or other factors known and unknown. Factors that could cause or contribute to differences in results and outcomes from those in our forward-looking statements include, without limitation, those discussed in the “Business—Forward-Looking Statements,” and “Risk Factors” sections of our 2019 Annual Report well as those discussed in this report and in our other filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: May 11, 2020	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

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